SECURITY AGREEMENT


         This  Security  Agreement  (this  "Security   Agreement")  is  made  on
September 4, 1998, by Augment Systems, Inc., 2 Robbins Road, Westford, Massachusetts 01886-4113 ("Debtor"), in favor of the persons listed on Exhibit A hereto ("Lenders"), pursuant to a Loan Agreement dated the date hereof between Debtor and Lenders (as the same may from time to time be amended or supplemented, the "Loan Agreement"), and certain Promissory Notes issued in favor of the Lenders.

         The following is a recital of facts underlying this Security Agreement:

         A. Debtor is simultaneously with the execution of this Security Agreement borrowing from Lenders money (all such borrowings are collectively referred to as the "Loan"), which Loan is being made through a bridge loan by Lenders evidenced by promissory notes of Debtor (the "Notes") and pursuant to the Loan Agreement. All sums that are now or hereafter become due to Lenders pursuant to the terms of the Notes and the Loan Agreement are referred to in this Security Agreement as the "Debt."

         B. In order to induce Lenders to make the Loan, Debtor has agreed to grant Lenders a security interest in all "Collateral," as hereafter defined.

         NOW THEREFORE, the parties hereby agree as follows:

         1. SECURITY INTEREST AND COLLATERAL. To secure the due payment and performance of all indebtedness and other liabilities and obligations, whether now existing or hereafter arising, of the Debtor to the Lenders under, arising out of or in any way connected with the Loan Agreement and the Notes and all instruments, agreements and documents executed, issued and delivered pursuant thereto, including, without limitation, this Security Agreement, and to secure any other obligations of the Debtor to the Lenders, whether now existing or hereafter arising, all hereinafter referred to collectively as the "Obligations," Debtor hereby assigns, mortgages, pledges, hypothecates, transfers and sets over to the Lenders and grants to the Lenders a first lien upon and security interest in all assets of the Debtor, including without limitation those assets set forth, referred to, or listed on Schedule I hereto (all hereinafter referred to as the "Collateral").

         2. CONDITIONAL ASSIGNMENT. In addition to, and not by way of limitation of, the grant of a security interest in the Collateral set forth above, Debtor hereby, effective upon the occurrence and during the continuance of any Event of Default, as defined herein, grants, sells, conveys, transfers, assigns and sets over to Lenders for Lenders' benefit all Debtor's rights, title and interest in and to the Collateral.

         3. SECURED CREDITOR. Lenders shall have all the rights and remedies of a secured creditor as provided under the Massachusetts Uniform Commercial Code and any other applicable Uniform Commercial Codes, as set forth in the Notes and



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the Loan Agreement and as provided in this Security Agreement. Debtor represents and warrants that (i) Debtor has no place of business other than as set forth at the beginning of this Agreement or its sales office located at 16885 West Bernardo Drive, Suite 255, San Diego, California 92127 and (ii) Debtor has used no other name in the operation of its business other than "Augment Systems." Debtor agrees that Debtor will neither (y) change its place of business or operate its business in any place other than that set forth at the beginning of this Security Agreement nor (z) change its name or use or operate under any other name, unless Debtor provides to Lenders notice thereof not less than ten
(10) business days before any such change, operation or use.

         4. FINANCING STATEMENTS. Debtor will execute such financing statements or other documents required under the Massachusetts Uniform Commercial Code and any other applicable Uniform Commercial Code and the United States Patent and Trademark Office in order to enable Lenders to perfect its security interest in the Collateral, and Debtor will at all times and from time to time at the request of Lenders make, execute and deliver all such additional financing statements and other writings, including assignments, as Lenders reasonably require to more completely vest in and assure Lenders their rights in the Collateral pursuant to this Security Agreement. Debtor hereby appoints Lenders, or any agent of Lenders as Debtor's attorney-in-fact with full power and authority to execute any such financing statements or other writings for the purposes set forth in this Section.

         5. BOOKS OF ACCOUNT. Debtor will, at all reasonable times, and from time to time, allow Lenders or any of their partners, officers, employees, representatives, or agents, subject to maintenance of reasonable confidentiality, to examine and inspect and make extracts from Debtor's books and other records pertaining to the Collateral and, where accounts or contract rights are part of the Collateral, to arrange for verification of accounts, under reasonable procedures, directly with account debtors or by other methods.

         6. NO MARSHALLING OF ASSETS. Lenders shall not be obligated to take any steps necessary to preserve their rights in any Collateral against other persons claiming an interest therein, but may do so at Lenders' option. At their option, Lenders may discharge any taxes, liens, security interest, or other encumbrances to which any Collateral is at any time subject and may, upon the failure of Debtor to do so, purchase insurance on any Collateral and pay for the preservation thereof, and Debtor shall reimburse Lenders on demand for any payments made or expenses incurred by Lenders pursuant to the foregoing authorization together with interest at the rate provided in the Notes.

         7. DEFAULT. Any Event of Default as defined in the Loan Agreement shall also constitute an "Event of Default" under this Security Agreement. Upon the occurrence of any Event of Default and at any time thereafter:

            a. Lenders may appoint an agent on their behalf ("Agent") by the vote of a majority in interest of the principal amount of Notes, which Agent may take control of the Collateral and any proceeds and products of Collateral to which Lenders are entitled under this Security Agreement or under applicable law. Agent shall have the right to endorse any checks, notes, contracts or other instruments or documents on behalf of Debtor for the benefit of Lenders.


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            b. Agent may require  Debtor to assemble the  Collateral and make it available to Lenders at a place to be designated by Agent which is reasonably convenient to the parties.

            c. Agent may notify any account debtor of Debtor or obligor on an instrument to make payment to Lenders.

            d. Whenever notification with respect to the sale or other disposition of Collateral is required by law, such notification of the time and place of public sale, or the date after which a private sale or other intended disposition is to be made, shall be considered reasonable if given at least five
(5) days before the time of such event.

            e. Agent shall be entitled to recover from Debtor all Agent's expenses for retaking, holding, or preparing for sale, selling or otherwise disposing of the Collateral, including, but not limited to, Agent's reasonable attorneys' fees and legal expenses.

            f. Lenders may bid at any public or private sale and may purchase any Collateral sold at such sale.

         8. MAINTENANCE OF COLLATERAL. Debtor shall at all times keep the Collateral within the Commonwealth of Massachusetts or State of California. The Company will keep the Collateral in good order and repairs, subject to reasonable wear and tear, and will not use same in violation of law or policy of insurance thereon. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas

         9. RELEASE OF LENDERS. Upon payment of all of the Obligations, Lenders shall execute any and all instruments and documents reasonably necessary and proper to discharge and release the lien on the Collateral arising pursuant to this Agreement.

         10. MISCELLANEOUS. This Agreement may only be terminated, modified, waived or amended by a written instrument duly executed by Debtor and Lenders who hold more than 50% of the principal amount of the Notes. All notices given pursuant to this Agreement shall be in writing, either delivered by hand or first-class mail or by telecopier, to the address of the parties set forth on EXHIBIT A hereto or to such other address as a party designates by written notice to the other party. Lenders' rights and remedies under this Agreement, the Notes and the Loan Agreement shall be cumulative and may be exercised separately or concurrently. This Agreement may be assigned by Lenders, but Debtor shall not assign this Agreement or any rights hereunder without the prior written consent of Lenders. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Lenders and their successors, assigns and endorsees. Debtor hereby irrevocably consents to the non exclusive jurisdiction of the Supreme Court of the State of New York, County of New York and of the United States


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District Courts in the State of New York,  Southern District of New York for all
purposes in connection with any action or proceeding arising out of or relating to this Security Agreement, and further consents that any process or notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by Registered or Certified Mail, Return Receipt Requested, and service or notice so served shall be deemed complete five (5) days after same shall have been posted, or (ii) such other manner as permissible under the rules of said Courts. Within twenty (20) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall be deemed in default and judgment may be entered by Lenders against Debtor for the amount of the claim and other relief requested herein. This Agreement may be signed in counterparts, each of which shall be an original, but when taken together shall constitute one instrument.

         11. USE AS FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement, even though only the original hereof contains an original signature.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.



                                          "Debtor"

                                          AUGMENT SYSTEMS, INC.


                                          By:___________________________________



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                                   SCHEDULE I

                                   COLLATERAL

         All of Debtor's rights, title and interest in, under and to the following (collectively, the "Collateral"):

(A) Accounts Receivable, including (i) all of Debtor's present and future accounts, contract rights, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code, (ii) all of Debtor's right, title and interest, and all of any of Debtor's rights, remedies, security and liens, in, to and in respect of any Accounts Receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to Accounts Receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance and (iii) all of any of Debtor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts Receivable, including, without limitation, all goods, described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account Receivable, and all returned, reclaimed or repossessed goods; (B) Documents, including all instruments, files, records, ledger sheets and documents covering or relating to any of the collateral; (C) Equipment, including all of Debtor's machinery, equipment, vehicles that are owned by Debtor, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in Debtor's business or used in connection therewith, and all substitutions and replacement thereof, wherever located, whether now owned or hereafter acquired by Debtor;
(D) General Intangibles, including all of Debtor's present and future general intangibles of every kind and description, and the goodwill of the business symbolized thereby, including, without limitation, all patents, trademarks, service marks, copyrights, web sites, and internet domain names and sites, and Federal, State and local tax refund claims of all kinds due to Debtor; (E) Inventory, including all raw materials, work in process, finished goods, and all other inventory (as defined in the Uniform Commercial Code) of whatsoever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels and other devices, names or marks affixed or to be affixed hereto for purposes of selling or identifying the same or the seller or manufacturer thereof and all of Debtor's right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired by debtor; (F) Cash, including drafts, acceptances, bank deposits, deposit accounts, checking accounts, and cash now or hereafter owned by Debtor, or in which Debtor may now have or may hereafter acquire any interest and (G) Proceeds, including any consideration received from the sale, exchange, license, lease or other disposition of any asset or property which constitutes
Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by Debtor, including, without limitation, cash and negotiable instruments received or held, pursuant to any lockbox or similar arrangement relating to the payment of Account Receivable.